Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement of Golden West Brewing Company, Inc. on Form SB-2, of our report dated March 10, 2004, relating to the financial statements of Butte Creek Brewing Company, LLC for the years ended December 31, 2003 and 2002.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

February 1, 2004